UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2018 (March 14, 2018)

Blue Sphere Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-55127	98-0550257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 McCullough Drive, 4th Floor, Charlotte, North Carolina 28262

(Address of principal executive offices) (Zip Code)

704-909-2806

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report, all references to the terms “we”, “us”, “our”, “Blue Sphere” or the “Company” refer to Blue Sphere Corporation and its direct and indirect wholly-owned subsidiaries, unless the context clearly requires otherwise.

 Explanatory Note

This Current Report on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed by the Company on February 27, 2018 (the “Original Report”).

Item 1.01

Entry into a Material Definitive Agreement

As previously reported, on February 21, 2018, the Company and JMJ Financial (the “Investor”) amended the Promissory Note, dated as of October 24, 2016 (as amended, the “Note”), such that the principal sum of the Note was increased to USD $4,212,000 and the amount of consideration payable under the Note was increased to USD $4,000,000. As previously reported, the Company had issued to the Investor seven (7) warrants, dated October 24, 2016, December 20, 2016, February 14, 2017, March 14, 2017, April 13, 2017, May 11, 2017, and June 7, 2017 (as amended, the “Warrants”), to purchase shares of the Company’s common stock, $0.001 per share (“Common Stock”), and in connection with the additional investment, dated February 22, 2018, the Company issued to the Investor an additional Warrant to purchase up to 625,000 shares of Common Stock.

On or about March 14, 2018, the Investor invested an additional USD $500,000 under the Note, thereby increasing the aggregate outstanding principal sum advanced under the Note to USD $2,632,500 (including the original issue discount of 5.3%). In connection therewith, the Company issued to the Investor an additional Warrant, dated March 14, 2018, to purchase up to 312,500 shares of Common Stock.

The foregoing descriptions of the Note, the Warrants and amendments to the Note and related documents are not complete and are qualified in their entirety by reference to the full text of the Note, the Warrants and amendments to the Note and related documents, copies of which are filed as Exhibits 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14 and 10.15, respectively (with the Amendments filed as Exhibits 10.6 through 10.15 in chronological order), to the Original Report, and are incorporated by reference herein.

The Company is providing this report in accordance with Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), and the notice contained herein does not constitute an offer to sell the Company’s securities, and is not a solicitation for an offer to purchase the Company’s securities. The securities offered have not been registered under the Securities Act, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The Company has sold the securities in a private transaction in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder since, among other things, the above transaction did not involve a public offering. Additionally, the Company relied on similar exemptions under applicable state laws. The Holders had access to information about the Company and their investments, took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities. Upon issuance, the resale of the securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Sphere Corporation

Dated: March 20, 2018	By:	/s/ Shlomi Palas
Shlomi Palas
President and Chief Executive Officer